UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2025

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Platte Street, 2nd Floor

Denver, Colorado 80202

(Address of Principal Executive Offices)

(888) 507-1737

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 13, 2025, Veritone, Inc. (the “Company”) entered into a Limited Consent (the “Limited Consent”) to the Credit Agreement, dated December 13, 2023, governing the Company’s senior secured term loan (the “Credit Agreement”) with the lenders and administrative agent party thereto. Pursuant to the Limited Consent, the lenders consented to the delivery by the Company of the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2024 and a report of the Company’s independent certified public accountants relating thereto that do not meet certain requirements set forth under Section 5.1(c) of the Credit Agreement requiring, among other things, delivery of audited consolidated financial statements and a report thereon of the Company’s independent certified public accountants that are unqualified as to going concern. As consideration for the Limited Consent, the Company paid an aggregate of $1.0 million in cash to the lenders party to the Limited Consent. Except as set forth in the Limited Consent, the terms of the Credit Agreement remain unchanged.

The foregoing description of the terms of the Limited Consent is not intended to be complete and is qualified in the entirety by reference to the Limited Consent, a copy of which is attached hereto as Exhibit 10.1, and incorporate by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Limited Consent, dated March 13, 2025, to Credit Agreement, dated December 13, 2023, by and among Veritone, Inc., certain of its direct and indirect subsidiaries and the other parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritone, Inc.

Date: March 17, 2025	By:	/s/ Michael L. Zemetra
Michael L. Zemetra
Executive Vice President, Chief Financial Officer and Treasurer